UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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THE ST. JOE COMPANY

(Name of Registrant as Specified in its Charter)

FAIRHOLME CAPITAL MANAGEMENT, L.L.C.

FAIRHOLME FUNDS, INC.

BRUCE R. BERKOWITZ

CHARLES J. CRIST

CHARLES M. FERNANDEZ

HOWARD S. FRANK

(Name of Person(s) Filing Consent Statement, if Other than the Registrant)

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Item 1: On February 16, 2011, Fairholme Funds, Inc., on behalf of its series The Fairholme Fund, issued the following material to members of the media:

Andy Dietderich, principal outside counsel to Fairholme Funds, said “The Company did not read Fairholme’s release. A take-over? How can you take over a company by asking the other shareholders to choose directors? That’s the opposite of a take-over. Fairholme Funds has absolutely no intention of taking over anything. We are giving the company back to all its shareholders. It’s a dividend of governance.”

Charlie Fernandez said through a representative: “The St. Joe board is picking and choosing from what Bruce and I said on the board. If the board really wants to lift confidentiality restrictions relating to their board meetings, Bruce and I would be delighted and will give the public a full report of what we learned.”

“In the meantime, Bruce and I can’t talk about what happened at the St. Joe board. We are bound by confidentiality. All I can say is that it does not take six weeks to know a board is so entrenched it can’t do the right thing.”

Bruce Berkowitz said through a representative: “I met Charlie Crist for the first time two weeks ago. He is completely independent of Fairholme and has not provided any services to Fairholme or St. Joe. He is simply a great director. We are looking to our shareholders to propose five more. We want St. Joe to have a fantastic Board, with a full majority independent of management or Fairholme.”

“This is not about strategic alternatives. This is about who is running the company. The board is hiding behind a false sale process. The business plan is broke. No one will buy it until it is fixed. I’m surprised Morgan Stanley is playing along. The only purpose of this exercise is to entrench the board. Is Morgan Stanley not collecting fees for that? No counterparty will take this board or management seriously. They have no mandate and must go.”

“What really concerns me is that the desperate board might do something stupid with the shareholders’ company. There are actions that they could take to harm the business that do not require shareholder approval.”

“We support the analysis of strategic alternatives, but only after the business plan is fixed and the company is in the hands of its shareholders.”

“The worst thing is that the board is spending shareholder money to protect itself from shareholders. It’s unconscionable. Directors should think for shareholders, not themselves.”

FORWARD-LOOKING STATEMENTS

Fairholme Funds, Inc., on behalf of its series The Fairholme Fund, urges you to read all of this material carefully. This material contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, forward-looking statements reflecting the current views of the management of Fairholme Funds, Inc. with respect to, among other things, the potential benefits of replacing the members of the board of directors (the “Board”) of the St. Joe Company or the timing thereof, and the future valuation of the Company. Such statements are identified by words or phrases such as “anticipates,” “estimates,” “projects,” “believes,” “intends,” “expects” and similar words and phrases. The forward-looking statements herein involve risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements including, among others, whether the anticipated benefits of replacing the members of the Board can be realized. Fairholme Funds, Inc. does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. These and other relevant factors and any other information included in this material, and information that may be contained in our other filings with the Securities and Exchange Commission (“SEC”) available at no charge on the SEC’s website at http://www.sec.gov, should be carefully considered when reviewing any forward-looking statement.

CERTAIN INFORMATION CONCERNING POTENTIAL PARTICIPANTS

Fairholme Funds, Inc., a Maryland investment company, on behalf of its series The Fairholme Fund, Fairholme Capital Management, L.L.C., a Delaware limited liability company, Mr. Bruce R. Berkowitz, Governor Charles J. Crist Jr., Mr. Charles M. Fernandez and Mr. Howard S. Frank, (Mr. Berkowitz, Governor Crist, Mr. Fernandez and Mr. Frank, each a United States citizen, and collectively with Fairholme Funds, Inc., on behalf of its series The Fairholme Fund, and Fairholme Capital Management, L.L.C., the “Participants”) may be deemed to be participants in a solicitation. Fairholme Funds, Inc., on behalf of its series The Fairholme Fund, intends to nominate Mr. Berkowitz, Governor Crist, Mr. Fernandez and Mr. Frank for election to the Board. Fairholme Funds, Inc. is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company. Fairholme Capital Management, L.L.C. is the investment adviser to The Fairholme Fund, among others, and is registered with the SEC as an investment adviser.

THE PARTICIPANTS STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE CONSENT OR PROXY STATEMENT AND OTHER CONSENT OR PROXY SOLICITATION MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SECURITY AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION THE PARTICIPANTS IN THE CONSENT OR PROXY SOLICITATION WILL PROVIDE COPIES OF THE DEFINITIVE CONSENT OR PROXY STATEMENT, ONCE AVAILABLE, WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ CONSENT OR PROXY SOLICITOR AT THE TELEPHONE NUMBER INCLUDED IN THE DEFINITIVE CONSENT OR PROXY STATEMENT, ONCE AVAILABLE.

Mr. Berkowitz is the Founder, Managing Member and Chief Investment Officer of Fairholme Capital Management, L.L.C., and President and a Director of Fairholme Funds, Inc. Mr. Berkowitz has served as a Director of Fairholme Funds, Inc. since 1999. He has also served as a Director of White Mountains Insurance Group, Ltd., AmeriCredit Corporation and TAL.

Governor Crist is the 44th Governor of the State of Florida and served as Governor from 2007 to 2011. Governor Crist previously served as Attorney General of Florida from 2003 to 2007 and Education Commissioner of Florida from 2001 to 2003. Governor Crist also served as a Senator in the Florida Senate. Governor Crist is currently an attorney with the law firm of Morgan & Morgan.

Mr. Fernandez is the President of Fairholme Capital Management, L.L.C. and Vice President and a Director of Fairholme Funds, Inc. Mr. Fernandez is also a member of the Board of Directors of Miami Children’s Hospital Foundation. Mr. Fernandez was a Director of Lakeview Health Systems, LLC, a privately held healthcare company specializing in rehabilitation until October 2009 and served as President until 2007. Mr. Fernandez was also the Chief Executive Officer of Big City Radio, Inc. and held various positions with IVAX Corporation until 2003, serving most recently as a Director and Chairman of the Audit Committee of the Board of Directors.

Mr. Frank is the Chief Operating Officer and Vice Chairman of the board of directors of Carnival Corporation & plc, the largest cruise vacation group in the world, and is responsible for directing corporate-wide business development strategies. Mr. Frank joined Carnival Corporation as Senior Vice President-Finance and Chief Operating Officer in July 1989 and has served as the company’s Vice Chairman and Chief Operating Officer since January 1998. Mr. Frank is a past Chairman and current Vice Chairman of the Board of Trustees for the New World Symphony and currently serves as Independent Director on the board of directors of Fairholme Funds, Inc.

Mr. Berkowitz and Mr. Fernandez have agreed, if nominated and elected to the Board, to waive any fees or expense reimbursement from the Company for their service as members of the Board.

The principal business address of Fairholme Funds, Inc., Fairholme Capital Management, L.L.C., Mr. Berkowitz and Mr. Fernandez is 4400 Biscayne Boulevard, 9th Floor, Miami, FL 33137.

The principal business address of Governor Crist is 695 Central Avenue, Suite 150 J, St. Petersburg, Florida 33701.

The principal business address of Mr. Frank is 3655 N.W. 87th Avenue, Miami, Florida 33178-2428.

Further information regarding Fairholme Capital Management, L.L.C., Mr. Berkowitz and Fairholme Funds, Inc., including their direct or indirect interests in the Company, by security holdings or otherwise, is contained in the Schedule 13D initially filed by Fairholme Capital Management, L.L.C., Mr. Berkowitz and Fairholme Funds, Inc. with the Securities and Exchange Commission (“SEC”) on October 14, 2010, as may be amended from time to time (the “Schedule 13D”). The Schedule 13D is currently available at no charge on the SEC’s website at http://www.sec.gov.

As of the date hereof, Fairholme Funds, Inc. may be deemed to be the beneficial owner of 23,136,502 shares of the common stock of the Company, no par value (“Common Stock”) representing 24.98% of the shares of Common Stock outstanding as of October 28, 2010, according to the Company’s filing on Form 10-Q on November 2, 2010. Fairholme Capital Management, L.L.C. and Mr. Berkowitz may be deemed to be the beneficial owners of 26,784,636 shares of Common Stock representing 28.92% of the shares of Common Stock outstanding as of October 28, 2010.

As of the date hereof, Governor Crist, Mr. Fernandez and Mr. Frank do not beneficially own any interest in the securities of the Company.